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As filed with the Securities and Exchange Commission on August 11, 2000

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEMIS COMPANY, INC.
(Exact name of Registrant as specified in its charter)

Missouri	43-0178130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402-4099
(612) 376-3000
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Scott W. Johnson
Senior Vice President, Secretary and General Counsel
Bemis Company, Inc.
222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402-4099
(612) 376-3000

(Name, address, including zip code, and
telephone number, including area code, of agent for service)

With a copy to:

James E. Nicholson	Charles S. Whitman III
Mark A. Sides	Davis Polk & Wardwell
Chris A. Rauschl	450 Lexington Avenue
Faegre & Benson LLP	New York, New York 10017
2200 Wells Fargo Center 90 South Seventh Street Minneapolis, Minnesota 55402-3901

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE (1)

Title of each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	$150,000,000(2)(3)	100%	$150,000,000(1)	$39,600

(1)
Estimated in accordance with Rule 457 solely for the purpose of calculating the registration fee.
(2)
Includes such principal amount of Debt Securities (or, if any Debt Securities are issued at original issue discount, such greater amount of Debt Securities) as shall result in net proceeds of $150,000,000 to the Registrant. There remains $100,000,000 aggregate principal amount of Debt Securities previously registered on Form S-3, Registration Statement No. 33-60253, that was filed with the Commission on June 15, 1995, at which time a filing fee of $34,483 was paid in connection with such securities.
(3)
In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

   Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined prospectus relating also to Debt Securities registered on Form S-3, Registration Statement No. 33-60253, that was filed with the Commission on June 15, 1995.

PROSPECTUS

BEMIS COMPANY, INC.

222 South Ninth Street, Suite 2300
Minneapolis, Minnesota 55402-4099
(612) 376-3000

$250,000,000
Debt Securities

    We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable supplement carefully before you invest.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August  , 2000

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell debt securities in one or more offerings up to a total dollar amount of $250,000,000. We may sell these securities either separately or in units.

    This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

    The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned under the heading "Where You Can Find More Information."

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the offices of the New York Stock Exchange and Chicago Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060, and for further information on obtaining copies of our public filings at the Chicago Stock Exchange, you should call (312) 663-2423.

    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file subsequently with the SEC will automatically update this prospectus. In other words, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:

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  Annual Report on Form 10-K for the year ended December 31, 1999, including information specifically incorporated by reference into our Form 10-K from our 1999 Annual Report to Shareholders and our definitive Notice and Proxy Statement for our 2000 Annual Meeting of Shareholders;

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  Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000; and

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  Current Report on Form 8-K dated July 7, 2000.

    You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

        Secretary
        Bemis Company, Inc.
        222 South Ninth Street, Suite 2300
        Minneapolis, Minnesota 55402-4099
        Phone: (612) 376-3000

    You should rely only on the information incorporated by reference or presented in this prospectus or the applicable prospectus supplement. Neither we, nor any underwriters or agents, have authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

THE COMPANY

    We are a principal manufacturer of flexible packaging products and pressure sensitive materials. We sell products to customers in the United States, Canada and Europe and have a growing presence in Asia Pacific, South America and Mexico. In 1999, we derived approximately 75 percent of our sales from flexible packaging and approximately 25 percent of our sales from pressure sensitive materials. The primary market for our products is the food industry. Other markets for our products include companies in chemical, agribusiness, medical, pharmaceutical, sanitary products, graphic industries and other consumer goods.

Flexible Packaging

    Through our flexible packaging products line of business, we manufacture a broad range of consumer and industrial packaging consisting of high barrier products, polyethylene products and paper products.

Pressure Sensitive Materials

    Through our pressure sensitive materials line of business, we manufacture pressure sensitive materials such as sheet printing products, roll label products, technical products and graphic films.

    When we refer to "our company," "we," "our" and "us" in this prospectus under the headings "The Company," "Use of Proceeds" and "Ratios of Earnings to Fixed Charges," we mean Bemis Company, Inc. and its subsidiaries unless the context indicates otherwise. When such terms are used elsewhere in this prospectus, we refer only to Bemis Company, Inc. unless the context indicates otherwise.

USE OF PROCEEDS

    Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of the offered securities will be added to our general funds and will be available for general corporate purposes, including:

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  reducing or refinancing our outstanding commercial paper and other short-term or long-term debt, including debt associated with acquisitions;

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  meeting our working capital requirements;

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  funding capital expenditures;

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  investing in or making advances to our existing or future subsidiaries; and

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  repaying of obligations that have matured.

    Until the net proceeds have been used, they will be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

	Six Months Ended June 30,		Fiscal Year Ended December 31,
	2000	1999	1999	1998	1997	1996	1995
Ratio of Earnings to Fixed Charges	8.08x	7.93	8.41	7.18	7.80	10.80	9.95
  •
  The ratio of earnings to fixed charges is calculated as follows:

(earnings) (fixed charges)
  •
  For purposes of calculating the ratios, earnings consist of:

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  income before extraordinary charges and income taxes;

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  fixed charges;

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  minority interest in income of majority owned subsidiaries; and

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  amortization of capitalized interest;

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  minus capitalized interest; and

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  minus losses recognized in pre-tax income of less than 50% owned persons.

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  For purposes of calculating the ratios, fixed charges consist of:

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  interest on debt;

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  amortization of debt expense;

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  capitalized interest; and

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  the interest portion of rental expense on operating leases.

DESCRIPTION OF DEBT SECURITIES

    This section describes the general terms and provisions of our debt securities. The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

    The debt securities will be issued under the indenture dated as of June 15, 1995 between us and U.S. Bank Trust National Association, as trustee. We have summarized certain terms and provisions of the indenture in this section. We have also filed the form of the indenture as an exhibit to the registration statement. You should read the indenture for additional information before you buy any debt securities. The summary that follows includes references to section numbers of the indenture so that you can more easily locate these provisions.

General

    The debt securities will be our direct, unsecured obligations. The indenture does not limit the amount of debt securities that we may issue. The indenture permits us to issue debt securities from time to time, and debt securities issued under the indenture will be issued as part of a series that has been established by us under such indenture. (Section 301) Unless a prospectus supplement relating to debt securities states otherwise, the indenture and the terms of the debt securities will not contain any covenants designed to afford holders of any debt securities protection in a highly leveraged or other transaction involving us that may adversely affect holders of the debt securities.

    A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. (Section 301) These terms will include some or all of the following:

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  the title of the debt securities of the series;

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  any limit on the total principal amount of the debt securities of that series;

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  the person to whom interest on the debt securities is payable, if such person is not the person in whose name the debt securities are registered;

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  the date or dates on which the principal of and any premium on, if any, the debt securities will be payable and any rights to extend such date or dates;

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  if the debt securities will bear interest:

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  the interest rate on the debt securities or the method by which the interest rate may be determined;

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  the date or dates from which interest will accrue;

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  the record and interest payment dates for the debt securities; and

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  any circumstances under which we may defer interest payments;

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  the place or places where:

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  we can make payments on the debt securities;

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  the debt securities can be surrendered for registration of transfer or exchange; and

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  notices and demands can be given to us relating to the debt securities and under the indenture;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed by us before their final maturity;

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  any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 or multiples of $1,000;

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  the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars;

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  any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

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  any events of default which will apply to the debt securities in addition to those contained in the indenture;

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  the portion of the principal payable upon acceleration of the debt securities following an event of default, if such portion is less than the principal amount of the debt securities;

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  whether all or part of the debt securities will be issued in whole or in part in the form of global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities—a "global security" is a debt security that we issue in accordance with the indenture to represent all or part of a series of debt securities;

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  whether the provisions described below under the heading "Defeasance" apply to the debt securities;

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  the maturity date or dates of the debt securities or the method by which those dates can be determined;

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  whether and under what circumstances we will pay additional amounts on the debt securities to a person who is not a United States person for tax purposes; and

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  any other terms of the debt securities.

When we use the term "holder" in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register. (Section 101)

Payment; Exchange; Transfer

    We will designate a place of payment where you can receive payment of the principal of and any premium and interest on the debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the debt securities by mailing a check to the person listed as the owner of the debt securities in the security register. (Sections 301, 305, 1001, 1002)

    Any money that we pay to a paying agent for the purpose of making payments on the debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us. After that time any holder of a debt security can only look to us for the payments on the debt security. (Section 1003)

    Any debt securities of a series can be exchanged for other debt securities of that series so long as the other debt securities are denominated in authorized denominations and have the same aggregate principal amount and the same terms as the debt securities that were surrendered for exchange. The debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the debt securities, but we may require you to pay any tax or other governmental charge payable in connection with a transfer or exchange of the debt securities. (Sections 305, 1002) If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where you can surrender the debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series. (Section 1002)

Denominations

    Unless we state otherwise in the applicable prospectus supplement, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Original Issue Discount

    Debt securities may be issued under the indentures as original issue discount securities and sold at a substantial discount below their stated principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable upon a declaration of acceleration of the maturity of the debt security under the applicable indenture. (Section 101) The applicable prospectus supplement will describe the federal income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Covenants Contained in Indenture

    The Indenture contains certain restrictive covenants that apply to us and all of our Restricted Subsidiaries.

    A "Restricted Subsidiary" is any Subsidiary of ours that owns or leases Principal Property. (Section 101)

    A "Subsidiary" is any corporation of which we own, directly or through one or more of our Subsidiaries, shares of securities entitled to elect a majority of such corporation's directors. (Section 101)

    "Principal Property" means any manufacturing plant located within the United States of America (other than its territories or possessions) and owned by us or any of our Subsidiaries,

  •
  the gross book value of which exceeds 2% of our Consolidated Net Tangible Assets, except any such manufacturing plant

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  that is financed by obligations issued by a State or local government unit pursuant to certain provisions of the Internal Revenue Code, or

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  that is not of material importance to the business we and our Subsidiaries conduct, taken as a whole. (Section 101)

    "Consolidated Net Tangible Assets" means the total amount of our assets (minus applicable reserves and other properly deductible items), minus

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  all current liabilities, except indebtedness that has a maturity of less than 12 months from the date of our most recent balance sheet but is renewable or extendable by its terms beyond 12 months from the date of the most recent balance sheet at the option of the borrower, and

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  all goodwill, trade names, patents, unamortized debt discount and expense and other similar intangibles. (Section 101)

Restrictions on Secured Debt

    The Indenture provides that neither we nor our Restricted Subsidiaries may incur or otherwise create any new Secured Debt. The restriction on creating new Secured Debt, however, does not apply if the outstanding debt securities are secured equally and ratably with the new Secured Debt. (Section 1007)

    "Secured Debt" means "Debt" that is secured by a Lien on,

  •
  any Principal Property owned currently or in the future by us or our Restricted Subsidiaries; or

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  any shares of stock or Debt of any Restricted Subsidiary. (Section 101)

    "Debt" means incurring, issuing, assuming or guaranteeing any notes, bonds, debentures or other similar evidence of indebtedness.

    "Lien" means a pledge of, or mortgage or other lien on, the relevant Principal Property or shares of stock or Debt referred to in the definition of "Secured Debt" above.

    The restriction on incurring or otherwise creating any new Secured Debt does not apply to the following ("Permitted Liens"):

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  Liens on any Principal Property acquired, constructed or improved by us or any Restricted Subsidiary after the date of the indenture, which liens are created or assumed contemporaneously with, or within 180 days of, such acquisition, construction or improvement, and which are created to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement;

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  Liens on property, shares of capital stock or Debt existing at the time of the acquisition of such property, shares of capital stock or Debt of a corporation existing at the time such corporation becomes a Restricted Subsidiary;

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  Liens in favor of us or any Restricted Subsidiary;

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  Liens in favor of the United States of America or any State, or in favor of any department, agency or instrumentality or political division, or in favor of any other country or any political subdivision of a foreign country, the purpose of which is to secure partial, progress, advance or other payments;

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  Liens imposed by law, for example mechanics', workmen's, repairmen's or other similar Liens arising in the ordinary course of business;

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  pledges or deposits under workmen's compensation or similar legislation or in certain other circumstances;

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  Liens in connection with legal proceedings;

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  Liens for taxes or assessments;

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  Liens consisting of restrictions on the use of real property that do not interfere materially with the property's use; or

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  any extension, renewal or replacement, in whole or in part, of any Lien existing on the date of the indenture, or otherwise referred to in the previous bullet points. (Section 1007)

    In addition, we or any Restricted Subsidiary may incur or otherwise create Secured Debt without equally and ratably securing the debt securities if, when such Secured Debt is incurred or created, the total amount of all outstanding Secured Debt (excluding Permitted Liens) plus Attributable Debt (as defined below) relating to sale and lease-back transactions does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1007)

Restrictions on Sale and Lease-Back Transactions

    The indenture provides that neither we nor any of our Restricted Subsidiaries may enter into any sale and lease-back transaction involving any Principal Property, unless either:

  (1)
  we or the Restricted Subsidiary would be entitled to incur Debt secured by a Permitted Lien on such property, or

  (2)
  within 180 days, we apply to the retirement of our Funded Debt an amount not less than the greater of

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  the net proceeds of the sale of the Principal Property leased pursuant to the arrangement, or

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  the fair market value of the Principal Property so leased.

    The restriction on sale and lease-back transactions does not apply to the following:

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  a sale and lease-back transaction between us and a Restricted Subsidiary or between Restricted Subsidiaries, or that involves the taking back of a lease for a period of less than three years;

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  if, at the time of the sale and lease-back transaction, after giving effect to the transaction, the total amount of all Attributable Debt relating to sale and lease-back transactions (other than transactions permitted by the previous bullet point) plus all outstanding Secured Debt (excluding Permitted Liens) does not exceed 10% of our Consolidated Net Tangible Assets. (Section 1008)

    The term "Attributable Debt" means the total net amount of rent (discounted at the interest rate in the terms of the lease) required to be paid during the remaining term of any lease. (Section 101)

    The term "Funded Debt" means debt that by its terms matures or is extendible or renewable at the option of the person who owes the debt to a date more than 12 months after the date the debt is created. (Section 101)

Consolidation, Merger or Sale

    The indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

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  the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture; and

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  immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists. (Section 801)

    If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the indenture, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities. (Section 802)

Modification and Waiver

    Under the indenture, certain of our rights and obligations and certain of the rights of holders of the debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

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  a change in the stated maturity date of any payment of principal or interest;

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  a reduction in the principal amount of, or premium or interest on, any debt security;

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  a reduction in the amount of principal of an original issue discount debt security due and payable upon acceleration of the maturity of such debt security;

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  a change in the place of payment or currency in which any payment on the debt securities is payable;

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  an impairment of a holder's right to sue us for the enforcement of payments due on the debt securities; or

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  a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the applicable indenture or required to consent to a waiver of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture. (Section 902)

    Under the indenture, the holders of at least a majority of the aggregate principal amount of the outstanding debt securities of all series of debt securities may, on behalf of all holders of such series of debt securities:

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  waive compliance by us with any covenant or condition contained in the applicable indenture, and

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  waive any past default under the applicable indenture, except:

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  a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; or

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  a default under any provision of the applicable indenture which itself cannot be modified or amended without the consent of the holders of each outstanding debt security of that series. (Section 513)

Events of Default

    "Event of Default," when used in the indenture with respect to any series of debt securities, means any of the following, unless otherwise provided in the applicable prospectus supplement:

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  failure to pay interest on any debt security of that series for 30 days after the payment is due;

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  failure to pay the principal of, or any premium on, any debt security of that series when due;

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  failure to deposit any sinking fund payment on debt securities of that series when due;

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  failure to perform any other covenant in the indenture that applies to debt securities of that series for 60 days after we have received written notice of the failure to perform in the manner specified in the indenture;

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  default under any other indenture or instrument under which we or any Restricted Subsidiary have outstanding at least $10 million total principal amount of indebtedness and the maturity of such indebtedness has been accelerated, unless the acceleration is rescinded within 10 days after we have received written notice of the default in the manner specified in the indenture described in this prospectus or any prospectus supplement;

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  certain events in bankruptcy, insolvency or reorganization; or

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  any other Event of Default that may be specified for the debt securities of that series when that series is created. (Section 501)

    If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series can, subject to conditions, rescind the declaration. (Section 502, 513)

    The prospectus supplement relating to a series of debt securities which are original issue discount securities will describe the particular provisions that relate to the acceleration of maturity of a portion of the principal amount of the series when an Event of Default occurs and continues.

    An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities. The indenture requires us to file an officers' certificate with the trustee each year that states, to the knowledge of the certifying officer, no defaults exist under the terms of the indenture. (Section 704) The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal, premium, interest or any sinking fund installment, if it considers the withholding of notice to be in the best interests of the holders. For purposes of this paragraph, "default" means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture with respect to the debt securities of the applicable series. (Section 602)

    Other than its duties in the case of a default, a trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer that trustee reasonable indemnification. (Sections 601, 603) If reasonable indemnification is provided, then, subject to other rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series may, with respect to the debt securities of that series, direct the time, method and place of:

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  conducting any proceeding for any remedy available to the trustee; or

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  exercising any trust or power conferred upon the trustee. (Sections 512, 603)

    The holder of a debt security of any series will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

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  the holder has previously given the trustee written notice of a continuing Event of Default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request of, and offered reasonable indemnification to, the trustee to begin such proceeding;

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  the trustee has not started such proceeding within 60 days after receiving the request; and

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  the trustee has not received directions inconsistent with such request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series during those 60 days. (Section 507)

However, the holder of any debt security will have an absolute right to receive payment of principal of, and any premium and interest on, the debt security when due and to institute suit to enforce this payment. (Section 508)

Defeasance

    Defeasance and Discharge.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if,

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  principal of, and any interest on, the debt securities are denominated and payable in U.S. dollars;

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  we deposit with the trustee, in trust, sufficient money or U.S. Government Obligations, or a combination, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the applicable indenture and the terms of the debt securities;

  •
  we deliver to the applicable trustee an opinion of counsel that states that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

  •
  if the debt securities of that series are listed on any domestic or foreign securities exchange, the debt securities will not be delisted as a result of the deposit. (Section 403)

    The term "U.S. Government Obligations" means direct obligations of the United States of America backed by the full faith and credit of the United States. (Section 101)

    In the event that we deposit money and/or U.S. Government Obligations in trust and discharge our obligations under a series of debt securities as described above, then:

  •
  the indenture will no longer apply to the debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the trustee, to register the transfer and exchange of debt securities, to replace lost, stolen or mutilated debt securities and to maintain paying agencies and the trust funds will continue to apply; and

  •
  holders of debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on the debt securities of that series. (Section 403)

    Defeasance of Certain Covenants and Certain Events of Default.  At the time that we establish a series of debt securities under the indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of the indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under the heading "—Defeasance and Discharge" we will not have to comply with the following restrictive covenants contained in the applicable indenture:

  •
  Maintenance of Properties (Section 1005);

  •
  Payment of Taxes and Other Claims (Section 1006);

  •
  Restriction on Secured Debt (Section 1007); and

  •
  Restriction on Sale and Lease-Back Transactions. (Section 1008)

In the event of a covenant defeasance, our obligations under the indenture and the debt securities, other than with respect to the covenants specifically referred to above, will remain in effect. (Section 1009) However, we will not have to treat the events described in the fourth bullet point under the heading "—Events of Default," as they relate to the covenants listed above that have been defeased and are no longer in effect, as Events of Default under the indenture in connection with that series.

    If we exercise our option not to comply with the covenants listed above and the debt securities of the series become immediately due and payable because an Event of Default has occurred, other than as a result of an Event of Default specifically referred to above, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay the principal, any interest, any premium and any other sums, due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the indenture and the terms of the debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments. (Section 1009)

Trustee

    U.S. Bank Trust National Association (formerly known as First Trust National Association) is the trustee under the indenture. The trustee also acts as trustee for our 401(k) savings plan and is the investment manager for equity funds for that plan. In the ordinary course of their businesses, affiliates of the trustee have engaged in commercial banking transactions with us, and may in the future engage in commercial banking, investment banking and other transactions with us.

Governing Law

    The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

PLAN OF DISTRIBUTION

    We may sell the securities offered under this prospectus through agents, through underwriters or dealers, or directly to one or more purchasers. We may also offer the securities in exchange for our outstanding indebtedness.

    Underwriters, dealers and agents that participate in the distribution of the securities offered under this prospectus may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters or agents will be identified and their compensation, including underwriting discounts and commissions, will be described in the applicable prospectus supplement. The prospectus supplement will also describe other terms of the offering, including the initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the offered securities may be listed.

    The distribution of the securities offered under this prospectus may occur from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

    If the securities offered under this prospectus are issued in exchange for our outstanding securities, the applicable prospectus supplement will set forth the terms of the exchange, the identity of and the terms of sale of the securities offered under this prospectus by the selling security holders.

    If the applicable prospectus supplement indicates, we will authorize dealers or our agents to solicit offers by institutions to purchase offered securities from us under contracts that provide for payment and delivery on a future date. We must approve all institutions, but they may include, among others:

  •
  commercial and savings banks;

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  insurance companies;

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  pension funds;

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  investment companies; and

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  educational and charitable institutions.

The institutional purchaser's obligations under the contract are only subject to the condition that the purchase of the offered securities at the time of delivery is allowed by the laws that govern the purchaser. The dealers and our agents will not be responsible for the validity or performance of the contracts.

    We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make as a result of those certain civil liabilities.

    When we issue the securities offered by this prospectus, they may be new securities without an established trading market. If we sell a security offered by this prospectus to an underwriter for public offering and sale, the underwriter may make a market for that security, but the underwriter will not be obligated to do so and could discontinue any market making without notice at any time. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

    Underwriters and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses.

EXPERTS

    The financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

Registration Fee	$39,600
Legal Fees and Expenses*	75,000
Trustee Fees and Expenses*	20,000
Accounting Fees and Expenses*	25,000
Blue Sky and Legal Investment Fees and Expenses*	10,000
Printing and Engraving Fees*	50,000
Rating Agency Fees*	150,000
Miscellaneous*	11,000
Total*	$380,600

*
Estimated pursuant to instruction to Item 511 of Regulation S-K.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under Missouri law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of that person's service as a director, officer, employee or agent of the corporation, or that person's service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by that person ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred, in connection with the defense or settlement of such action, provided that the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. Although Missouri law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the court in which the action was brought determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The General and Business Corporation Law of the State of Missouri also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful on the merits in any proceeding covered by the statute. Missouri law allows for the advancement of expenses pursuant to authorization by the board of directors in certain cases. Missouri law also allows a corporation to give further indemnity in its articles of incorporation, bylaws or by agreement of the Shareholders, provided such further indemnity does not indemnify a person for conduct finally adjudged to have been knowingly fraudulent, deliberately dishonest or a product of willful misconduct. In addition, the General Business and Corporation Law of the State of Missouri provides that indemnification provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation, the bylaws, any agreement or vote of shareholders or disinterested directors, or otherwise.

    Article V of the Bylaws of the Registrant requires indemnification of the directors and officers of the Registrant or its subsidiaries provided the person to be indemnified acted in good faith and in a manner reasonably believed to be in the best interests of the Company, and, in addition, in any criminal action, had no reason to believe the conduct was unlawful. Article V of the Bylaws prohibits indemnification to which the director or officer is otherwise entitled, however, for: (1) amounts payable to the Registrant for the director or officer having gained personal profit or advantage to which he or she was not legally entitled; (2) amounts payable to the Registrant for an accounting of profits made from the purchase or sale of the Company's securities within the meaning of Section 16(b) of the Securities Exchange Act of 1934; or (3) matters as to which indemnification would violate applicable state or federal law, whether as a matter of public policy or statutory provision. The Registrant maintains insurance coverage relating to certain liabilities of its directors and officers.

ITEM 16.  EXHIBITS

    The following Exhibits are filed as part of this Registration Statement:

1		Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to Registration Statement No. 33-60253).
2		Purchase Agreement among the Registrant and Viskase Companies, Inc. and its affiliates named therein, dated as of July 7, 2000.
4	(a)	Form of Indenture dated as of June 15, 1995 between the Registrant and U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60253). (The Indenture was previously qualified, in connection with the Registrant's Registration Statement No. 33-60253, and is deemed to be qualified with respect to the debt securities offered hereby.)
4	(b)	Forms of Securities (incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-60253).
5		Opinion of General Counsel of the Registrant.
12		Computation of ratio of earnings to fixed charges.
23	(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5).
23	(b)	Consent of PricewaterhouseCoopers LLP.
24		Powers of Attorney.
25		Form T-1, Statement of Eligibility and Qualification of U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee.

ITEM 17.  UNDERTAKINGS

    (a) The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on August 11, 2000.

BEMIS COMPANY, INC.
By:	/s/ SCOTT W. JOHNSON Scott W. Johnson Senior Vice President, General Counsel and Secretary

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on August 11, 2000 by the following persons in the capacities indicated:

/s/ JEFFREY H. CURLER Jeffrey H. Curler	President and Chief Executive Officer (Principal Executive Officer)
/s/ BENJAMIN R. FIELD, III Benjamin R. Field, III	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ GENE C. WULF Gene C. Wulf	Vice President and Controller (Principal Accounting Officer)

JOHN G. BOLLINGER WILLIAM J. BOLTON WINSLOW H. BUXTON JEFFREY H. CURLER LORING W. KNOBLAUCH NANCY PARSONS McDONALD ROGER D. O'SHAUGHNESSY EDWARD N. PERRY JOHN H. ROE	A majority of the Board of Directors*

*  Scott W. Johnson, by signing his name hereto, does hereby sign this document on behalf of each of the directors named above pursuant to powers of attorney duly executed by the directors named and filed with the Securities and Exchange Commission on behalf of such directors.

/s/ SCOTT W. JOHNSON Scott W. Johnson Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number		Document Description	Form of Filing
1		Form of Underwriting Agreement (incorporated by reference to Exhibit 1 to Registration Statement No. 33-60253)	Incorporated by Reference
2		Purchase Agreement among the Registrant and Viskase Companies, Inc. and its affiliates named therein, dated as of July 7, 2000	Electronic Transmission
4	(a)	Form of Indenture dated as of June 15, 1995 between the Registrant and U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee (incorporated by reference to Exhibit 4(a) to Registration Statement No. 33-60253). (The Indenture was previously qualified, in connection with the Registrant's Registration Statement No. 33-60253, and is deemed to be qualified with respect to the debt securities offered hereby.)	Incorporated by Reference
4	(b)	Forms of Securities (incorporated by reference to Exhibit 4(b) to Registration Statement No. 33-60253)	Incorporated by Reference
5		Opinion of General Counsel of the Registrant	Electronic Transmission
12		Computations of ratio of earnings to fixed charges	Electronic Transmission
23	(a)	Consent of General Counsel of the Registrant (included as part of Exhibit 5)
23	(b)	Consent of PricewaterhouseCoopers LLP	Electronic Transmission
24		Powers of Attorney	Electronic Transmission
25		Form T-1, Statement of Eligibility and Qualification of U.S. Bank Trust National Association (formerly known as First Trust National Association), as Trustee	Electronic Transmission

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THE COMPANY
USE OF PROCEEDS
RATIOS OF EARNINGS TO FIXED CHARGES
DESCRIPTION OF DEBT SECURITIES
PLAN OF DISTRIBUTION
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX